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                                                                       EXHIBIT 4

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT


                  This AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of May 8, 2000 (this "Amendment"), between Reliant Energy, Incorporated (formerly Houston Industries Incorporated), a Texas corporation (the "Company"), and Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association) (the "Rights Agent"),

                              W I T N E S S E T H:

                  WHEREAS, on May 7, 1999, the Company changed its name from Houston Industries Incorporated to Reliant Energy, Incorporated;

                  WHEREAS, in January 1998, the Rights Agent changed its name from Texas Commerce Bank National Association to Chase Bank of Texas, National Association;

                  WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, as amended and restated as of August 6, 1997 (the "Rights Agreement");

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may, and the Rights Agent shall, if the Company so directs, amend the Rights Agreement; and

                  WHEREAS, the Company desires to amend the Rights Agreement as set forth below;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. Definition of Final Expiration Date. The definition of "Final Expiration Date" in Section 1 of the Rights Agreement is amended to read in its entirety as follows:

                           "Final Expiration Date" shall mean the close of
                  business on July 11, 2010.

                  Section 2. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                  Section 4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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                  Section 5. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 6. Confirmation of Rights Agreement. Except to the extent specifically amended hereby, the provisions of the Rights Agreement shall remain unmodified, and the Rights Agreement as amended hereby is confirmed as being in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                      RELIANT ENERGY, INCORPORATED


                                      By:  /s/ Hugh Rice Kelly
                                         ---------------------------------------
                                      Name:    Hugh Rice Kelly
                                      Title:   Executive Vice President,
                                               General Counsel and Corporate
                                               Secretary


                                      CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                        as Rights Agent


                                      By:  /s/ Dierdre T. Green
                                         ---------------------------------------
                                      Name:    Dierdre T. Green
                                      Title:   Trust Officer












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